EXHIBIT 31

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          PURSUANT TO SECTION 302(A) OF THE SARBANES-OXLEY ACT OF 2002

I, Ron Ruskowsky, President, Chief Executive and Accounting Officer of Platinum SuperYachts, Inc., certify that:

1. I have reviewed this annual report on Form 10-KSB of Platinum SuperYachts.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

         a. Designed such disclosure controls and procedures to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         b.  Evaluated  the   effectiveness  of  the  small  business   issuer's
         disclosure controls and procedures as of the date of this annual report;

         c. Presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluations as of the end of the period covered by this report based on such evaluation;

5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small issuer's board of directors (or persons performing the equivalent functions):

         a. All significant deficiencies in the design or operation of internal controls which could adversely affect the small business issuer's ability to record, process, summarize and report financial data and have identified for the small business issuer's auditors any material weaknesses in internal controls;

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting;

6. The registrant's other certifying officers and I have indicated in this anual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated: March 29, 2005

/s/    Ron Ruskowsky
--------------------
Ron Ruskowsky
President, CEO and Principal Executive and Accounting Officer